EXHIBIT 99.1

Broadridge Reports Fiscal 2020 Results
Fourth Quarter Adjusted EPS Growth of 25% and Recurring Revenue Growth of 14%
Fiscal Year Adjusted EPS Growth of 8% and Recurring Revenue Growth of 10%
Record Full Year Closed Sales of $239 Million
Annual Dividend Amount Increasing 6% to $2.30 Per Share
Guidance of 4 - 10% Adjusted EPS Growth in Fiscal Year 2021
NEW YORK, N.Y., August 11, 2020 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for its fourth quarter and fiscal year 2020. Results for the three months and fiscal year ended June 30, 2020 compared with the same period last year were as follows:

Summary Financial Results	Fourth Quarter			Fiscal Year
Dollars in millions, except per share data	2020	2019	Change	2020	2019	Change

Recurring fee revenues	$930	$813	14%	$3,036	$2,760	10%
Total revenues	1,362	1,211	12%	4,529	4,362	4%

Operating income	299	241	24%	625	653	(4%)
Operating income margin	21.9%	19.9%		13.8%	15.0%

Adjusted Operating income - Non-GAAP	335	267	25%	795	746	6%
Adjusted Operating income margin - Non-GAAP	24.6%	22.1%		17.5%	17.1%

Diluted EPS	$1.97	$1.55	27%	$3.95	$4.06	(3%)
Adjusted EPS - Non-GAAP	$2.15	$1.72	25%	$5.03	$4.66	8%

Closed sales	$112	$72	55%	$239	$233	2%
“With an exceptional fourth quarter, Broadridge reported strong fiscal year 2020 results including 10% Recurring revenue growth, 8% Adjusted EPS growth, and record closed sales,” said Tim Gokey, Broadridge’s CEO. “Our full-year performance despite event-driven headwinds and the ongoing pandemic further validates the Broadridge business model and value proposition, and gives us even greater confidence in our long-term opportunity.
“I am especially pleased to report that we have achieved our three-year objectives for Recurring revenue growth, margin expansion, and Adjusted EPS growth,” Mr. Gokey added. “Our progress against these goals is a strong indication that our strategic focus on industry solutions for governance, capital markets, and wealth management is on-track.
“Despite macroeconomic uncertainty, our outlook for fiscal 2021 calls for continued organic growth, anchored by a record revenue backlog, and balances cost discipline and increased investment that will position us to take advantage of the recovery and drive long-term growth. To further underscore our confidence in our outlook, we are raising our annual dividend for the fourteenth consecutive year, every year since becoming a public company,” Mr. Gokey concluded.

Fiscal Year 2021 Financial Guidance
The Company anticipates:

Recurring revenue growth	2 - 6%
Total revenue growth	0 - 4%

Adjusted Operating income margin - Non-GAAP	Increase of ~100 bps

Adjusted earnings per share growth - Non-GAAP	4 - 10%

Closed sales	$190 - 235M

Financial Results for the Fourth Quarter Fiscal Year 2020 compared to Fourth Quarter Fiscal Year 2019
•Total revenues increased 12% to $1,362 million from $1,211 million in the prior year period.
◦Recurring fee revenues increased 14% to $930 million from $813 million. The increase in Recurring fee revenues was driven by high organic growth. Organic growth (10pts) included internal growth (4pts) with positive growth in our Global Technology and Operations (“GTO”) segment driven by higher trading volumes resulting from market volatility coupled with internal growth in our Investor Communication Solutions (“ICS”) segment driven by strong stock record growth and a shift of proxy communications from the third quarter into the fourth quarter as a result of the Covid-19 pandemic (“Covid-19”). Growth was also attributable to acquisitions (5pts).
◦Event-driven fee revenues increased $17 million, or 33%, to $68 million, mainly from higher mutual fund proxy activity.
◦Distribution revenues increased $31 million, or 8%, to $409 million, driven by the increase in fee revenues.
◦Currencies negatively impacted revenues by $13 million due to a combination of foreign acquisitions, continued international revenue growth, and the strengthening of the U.S. dollar against other currencies as compared to the prior year period.
•Operating income was $299 million, an increase of $58 million, or 24%. Operating income margin increased to 21.9%, compared to 19.9% in the prior year period.
◦Adjusted Operating income was $335 million, an increase of $68 million, or 25%. Adjusted Operating income margin increased to 24.6%, compared to 22.1% for the prior year period.
◦The increase in Operating income and Adjusted Operating income was due to the impact of higher Recurring fee revenues and higher event-driven fee revenues.
•Interest expense, net was $16 million, an increase of $4 million, driven by an increase in interest expense from higher borrowings.
•The effective tax rate was 22.1% compared to 20.3% in the prior year period. The increase in the effective tax rate is primarily attributable to the recognition of lower excess tax benefits attributable to stock-based compensation of $6 million in the current year period, compared to $10 million in the comparable prior year period.
•Net earnings increased 25% to $230 million and Adjusted Net earnings increased 24% to $251 million.
◦Diluted earnings per share increased 27% to $1.97, compared to $1.55 in the prior year period and Adjusted earnings per share increased 25% to $2.15, compared to $1.72 in the prior year period.
◦The increase in Diluted earnings per share and Adjusted earnings per share were primarily due to the increase in Recurring fee revenues and higher event-driven fee revenues.

Segment and Other Results for the Fourth Quarter Fiscal Year 2020 compared to Fourth Quarter Fiscal Year 2019
Beginning in the first quarter of fiscal year 2020, the results for the Company’s Advisor Solutions services that were previously reported in our ICS segment are now reported within the GTO segment. As a result, our prior period segment results have been revised to reflect this change.
Investor Communication Solutions
•ICS total revenues were $1,093 million, an increase of $113 million, or 12%.
◦Recurring fee revenues increased $66 million or 12%, to $616 million. The increase was attributable to revenues from net new business (6pts), internal growth (4pts) and acquisitions (2pts). Internal growth was positively impacted by strong stock record growth and a shift of proxy communications from the third quarter into the fourth quarter as a result of Covid-19.
◦Event-driven fee revenues increased $17 million, or 33%, to $68 million, mainly from higher mutual fund proxy activity.
◦Distribution revenues increased $31 million, or 8%, to $409 million driven by the increase in fee revenue.
•ICS earnings before income taxes were $260 million, an increase of $42 million, or 19%, primarily due to strong stock record growth and an increase in proxy communications into the fourth quarter as a result of Covid-19, the contribution from the increase in other Recurring fee revenues and the increase in event-driven fee revenues. Pre-tax margins increased to 23.8% from 22.2%.
Global Technology and Operations
•GTO Recurring fee revenues were $314 million, an increase of $51 million, or 19%. The increase was attributable to the combination of revenues from acquisitions (10pts) and organic growth (9pts). Organic growth benefited from higher trading volumes resulting from market volatility and revenue from onboarding of new sales.
•GTO earnings before income taxes were $72 million, an increase of $7 million, or 11%, compared to $65 million in the prior year period. The increased earnings were primarily due to higher organic revenues, partially offset by expenditures to implement and support new business. Pre-tax margins decreased to 23.0% from 24.7%.
Other
•Other Loss before income tax decreased 28% to $39 million from $55 million in the prior year period. The decreased loss was primarily due to lower compensation expense versus the prior year period and gain on sale of investments.

Financial Results for the Fiscal Year 2020 compared to Fiscal Year 2019
•Total revenues increased 4% to $4,529 million from $4,362 million in the prior year period.
◦Recurring fee revenues increased 10% to $3,036 million from $2,760 million. The increase in Recurring fee revenues includes growth from acquisitions (6pts) and Organic growth (4pts).
◦Event-driven fee revenues decreased $66 million, or 27%, to $178 million, due to decreased activity in mutual fund proxy, equity special meetings and equity contests compared to the prior year period.
◦Distribution revenues decreased $9 million, or 1%, to $1,451 million, primarily from the decrease in event-driven fee revenues.

◦Currencies negatively impacted revenues by $34 million due to a combination of foreign acquisitions, continued international revenue growth, and the strengthening of the U.S. dollar against other currencies.
•Operating income was $625 million, a decrease of $28 million, or 4%. Operating income margin decreased to 13.8%, compared to 15.0% for the prior year period.
◦Adjusted Operating income was $795 million, an increase of $48 million, or 6%, Adjusted Operating income margin increased to 17.5%, compared to 17.1% in the prior period.
◦The decrease in Operating income margin was partly due to charges associated with the information technology agreement with International Business Machines for private cloud services (“IBM Private Cloud Agreement”). Adjusted Operating income margin increased due to an increase in Recurring fee revenues, partially offset by a decrease in event-driven fee revenues.
•Interest expense, net was $59 million, an increase of $17 million, or 41%, driven by an increase in interest expense from higher borrowings primarily related to acquisitions.
•The effective tax rate was 20.2% compared to 20.6%. The effective tax rate was lowered by higher discrete tax benefits, partially offset by lower excess tax benefits of $16 million from $19 million in the prior year period.
•Net earnings decreased 4% to $462 million and Adjusted Net earnings increased 6% to $588 million.
◦Diluted earnings per share decreased 3% to $3.95, compared to $4.06 in the prior year period and Adjusted earnings per share increased 8% to $5.03, compared to $4.66 in the prior year period.
◦The decrease in Diluted earnings per share was primarily due to the decrease in event-driven fee revenues, charges associated with the IBM Private Cloud Agreement, and higher acquisition amortization expense, partially offset by higher Recurring fee revenues. The increase in Adjusted earnings per share was primarily due to higher Recurring fee revenues, partially offset by a decrease in event-driven fee revenues.

Segment and Other Results for Fiscal Year 2020 compared to Fiscal Year 2019
Beginning in the first quarter of fiscal year 2020, the results for the Company’s Advisor Solutions services that were previously reported in our ICS segment are now reported within the GTO segment. As a result, our prior period segment results have been revised to reflect this change.
Investor Communication Solutions
•ICS total revenues were $3,491 million, an increase of $23 million, or 1%.
◦Recurring fee revenues increased $98 million, or 6%, to $1,862 million. The increase was attributable to organic growth (3pts) and revenues from acquisitions (2pts). Organic growth reflected continued growth from new sales. Internal growth was negative (-1pts) as 10% position growth in annual equity proxy communications and 2% position growth for mutual fund and exchange traded funds interims were offset by lower customer communications volumes and lower revenue from other services.
◦Event-driven fee revenues decreased $66 million, or 27%, to $178 million, due to decreased activity in mutual fund proxy, equity special meetings and equity contests compared to the prior year period.
◦Distribution revenues decreased $9 million, or 1%, to $1,451 million, from the decrease in event-driven fee revenues, which more than offset the impact of higher Recurring fee revenues.
•ICS earnings before income taxes were $464 million, a decrease of $42 million, or 8%, due to lower event-driven fee activity more than offsetting the contribution from higher Recurring fee revenues. Pre-tax margins decreased to 13.3% from 14.6%.
Global Technology and Operations
•GTO Recurring fee revenues were $1,174 million, an increase of $178 million, or 18%. Revenue from acquisitions, including software license sales, contributed (11pts) to the increase and organic growth contributed (7pts). Organic growth was driven by both net new business and internal growth, as internal growth was driven by higher trading volumes resulting from market volatility.
•GTO earnings before income taxes were $245 million, an increase of $32 million, or 15%, compared to $213 million in the prior year period. The increased earnings were due to higher revenues from acquisitions and higher organic revenues, partially offset by the impact of expenditures to implement and support new business and the amortization of acquired intangibles. Pre-tax margins decreased to 20.9% from 21.3%.
Other
•Other Pre-tax loss increased 12% to $146 million from $131 million in the prior year period. The increased loss was primarily due to charges associated with the IBM Private Cloud Agreement and higher interest expense versus the prior year period, partially offset by lower compensation expense and gain on sale of investments.

Dividend Declaration and Increase
On August 10, 2020, Broadridge's Board of Directors declared a quarterly dividend of $0.575 per share payable on October 5, 2020 to stockholders of record on September 15, 2020. This declaration reflects the Board's approval of an increase in the annual dividend amount by 6% from $2.16 to $2.30 per share, subject to the discretion of the Board to declare quarterly dividends. With this increase, the Company's annual dividend has increased for the 14th consecutive year since becoming a public company in 2007.

Earnings Conference Call
An analyst conference call will be held today, Tuesday, August 11, 2020 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through August 25, 2020, the recording will also be available by dialing 1-877-344-7529 passcode: 10145876 within the United States or 1-412-317-0088 passcode: 10145876 for international callers.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) IBM Private Cloud Charges, (iv) the Gain on Sale of a Joint Venture Investment, and (v) Covid-19 Related Expenses. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company's acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. IBM Private Cloud Charges represent a charge on the hardware assets to be transferred to IBM and other charges related to the IBM Private Cloud Agreement. The Gain on Sale of a Joint Venture Investment represents a non-operating, cash gain on the sale of one of the Company’s joint venture investments. Covid-19 Related Expenses represents certain non-recurring expenses associated with the Covid-19 pandemic.
We exclude IBM Private Cloud Charges, the Gain on Sale of a Joint Venture Investment, and Covid-19 Related Expenses from our Adjusted Operating income and other earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and these items do not reflect ordinary operations or earnings. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flows
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2021 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2020 (the “2020 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2020 Annual Report.

These risks include:
•the potential impact and effects of Covid-19 on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market and economic conditions and their impact on the securities markets;
•Broadridge’s failure to keep pace with changes in technology and the demands of its clients;
•Broadridge’s ability to attract and retain key personnel;
•the impact of new acquisitions and divestitures; and
•competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a U.S $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S. $8 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 12,000 associates in 17 countries.

For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault
(516) 472-5129

Elsa Ballard
Media:
Gregg Rosenberg
(212) 918-6966

(212) 973-6197

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Revenues	$1,361.9	$1,211.2	$4,529.0	$4,362.2
Operating expenses:
Cost of revenues	884.2	811.6	3,265.1	3,131.9
Selling, general and administrative expenses	178.9	158.8	639.0	577.5
Total operating expenses	1,063.1	970.4	3,904.1	3,709.5
Operating income	298.8	240.8	624.9	652.7
Interest expense, net	(15.6)	(11.4)	(58.8)	(41.8)
Other non-operating income (expenses), net	11.6	0.7	13.4	(3.7)
Earnings before income taxes	294.8	230.0	579.5	607.3
Provision for income taxes	65.1	46.8	117.0	125.2
Net earnings	$229.7	$183.2	$462.5	$482.1

Basic earnings per share	$2.00	$1.59	$4.03	$4.16
Diluted earnings per share	$1.97	$1.55	$3.95	$4.06

Weighted-average shares outstanding:
Basic	115.0	115.3	114.7	115.9
Diluted	116.8	117.8	117.0	118.8

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	June 30, 2020	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$476.6	$273.2
Accounts receivable, net of allowance for doubtful accounts of $9.8 and $2.6, respectively	711.3	664.0
Other current assets	140.1	105.2
Total current assets	1,328.0	1,042.3
Property, plant and equipment, net	161.6	189.0
Goodwill	1,674.5	1,500.0
Intangible assets, net	583.8	556.2
Other non-current assets	1,141.9	593.1
Total assets	$4,889.8	$3,880.7
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$399.9	$—
Payables and accrued expenses	829.9	711.7
Contract liabilities	111.2	90.9
Total current liabilities	1,341.0	802.6
Long-term debt	1,387.6	1,470.4
Deferred taxes	126.8	86.7
Contract liabilities	175.4	160.7
Other non-current liabilities	512.4	232.8
Total liabilities	3,543.2	2,753.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 115.1 and 114.3 shares, respectively	1.6	1.6
Additional paid-in capital	1,178.5	1,109.3
Retained earnings	2,302.6	2,087.7
Treasury stock, at cost: 39.3 and 40.2 shares, respectively	(2,035.7)	(1,999.8)
Accumulated other comprehensive loss	(100.4)	(71.2)
Total stockholders’ equity	1,346.5	1,127.5
Total liabilities and stockholders’ equity	$4,889.8	$3,880.7

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

Dollars in millions	Fiscal Year
	2020	2019
Cash Flows From Operating Activities
Net earnings	$462.5	$482.1
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	73.8	85.2
Amortization of acquired intangibles and purchased intellectual property	122.9	87.4
Amortization of other assets	102.6	87.4
Write-down of long-lived assets	30.4	—
Stock-based compensation expense	60.8	58.4
Deferred income taxes	29.0	(3.5)
Other	(26.9)	(37.6)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Increase in Accounts receivable, net	(33.5)	(34.9)
Increase in Other current assets	(17.9)	(7.3)
Increase (decrease) in Payables and accrued expenses	58.6	(10.9)
Increase in Contract liabilities	12.2	15.1
Non-current assets and liabilities:
Increase in Other non-current assets	(352.7)	(188.3)
Increase in Other non-current liabilities	76.4	83.8
Net cash flows provided by operating activities	598.2	617.0
Cash Flows From Investing Activities
Capital expenditures	(62.7)	(50.6)
Software purchases and capitalized internal use software	(36.0)	(22.0)
Acquisitions, net of cash acquired	(339.1)	(354.7)
Other investing activities	(3.8)	(6.3)
Net cash flows used in investing activities	(441.7)	(433.5)
Cash Flows From Financing Activities
Debt proceeds	1,621.9	803.1
Debt repayments	(1,292.8)	(387.4)
Dividends paid	(241.0)	(211.2)
Purchases of Treasury stock	(69.3)	(397.8)
Proceeds from exercise of stock options	41.8	31.1
Other financing activities	(9.4)	(10.8)
Net cash flows provided by (used in) financing activities	51.2	(173.1)
Effect of exchange rate changes on Cash and cash equivalents	(4.3)	(1.1)
Net change in Cash and cash equivalents	203.4	9.2
Cash and cash equivalents, beginning of period	273.2	263.9
Cash and cash equivalents, end of period	$476.6	$273.2

Amounts may not sum due to rounding.

             Segment Results
              (Unaudited)

In millions	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Revenues
Investor Communication Solutions	$1,092.9	$979.6	$3,491.3	$3,468.3
Global Technology and Operations	313.9	263.1	1,174.2	996.3
Foreign currency exchange	(44.8)	(31.5)	(136.4)	(102.4)
Total	$1,361.9	$1,211.2	$4,529.0	$4,362.2

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$259.8	$217.7	$464.1	$506.2
Global Technology and Operations	72.1	65.1	245.0	212.5
Other	(39.3)	(54.7)	(146.3)	(130.9)
Foreign currency exchange	2.1	1.9	16.8	19.4
Total	$294.8	$230.0	$579.5	$607.3

Pre-tax margins:
Investor Communication Solutions	23.8%	22.2%	13.3%	14.6%
Global Technology and Operations	23.0%	24.7%	20.9%	21.3%

Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments, which resulted in transferring $10.5 million and $42.8 million of revenues, respectively, and $0.9 million and $2.2 million of earnings before income taxes, respectively, for the three months and fiscal year ended June 30, 2019.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended June 30,			Fiscal Year Ended June 30,
Investor Communication Solutions	2020	2019	Change	2020	2019	Change
Equity Proxy	$264.9	$211.4	25%	$473.3	$437.0	8%
Mutual fund and exchange-traded funds (“ETF”) interims	66.9	65.3	2%	284.6	265.9	7%
Customer communications and fulfillment	179.9	177.8	1%	735.4	736.4	—%
Other ICS	104.6	95.9	9%	368.7	324.8	14%
Total ICS Recurring fee revenues	616.3	550.4	12%	1,862.0	1,764.0	6%

Equity and other	24.6	28.3	(13%)	79.5	107.3	(26%)
Mutual funds	43.1	22.7	90%	98.5	137.2	(28%)
Total ICS Event-driven fee revenues	67.8	51.0	33%	178.0	244.5	(27%)

Distribution revenues	408.8	378.2	8%	1,451.2	1,459.8	(1%)

Total ICS Revenues	$1,092.9	$979.6	12%	$3,491.3	$3,468.3	1%

Global Technology and Operations
Equities and Other	$268.8	$219.7	22%	$996.2	$831.7	20%
Fixed income	45.1	43.4	4%	178.0	164.6	8%
Total GTO Recurring fee revenues	313.9	263.1	19%	1,174.2	996.3	18%

Foreign currency exchange	(44.8)	(31.5)	42%	(136.4)	(102.4)	33%
Total Revenues	$1,361.9	$1,211.2	12%	$4,529.0	$4,362.2	4%

Revenues by Type
Recurring fee revenues	$930.2	$813.5	14%	$3,036.3	$2,760.3	10%
Event-driven fee revenues	67.8	51.0	33%	178.0	244.5	(27%)
Distribution revenues	408.8	378.2	8%	1,451.2	1,459.8	(1%)
Foreign currency exchange	(44.8)	(31.5)	42%	(136.4)	(102.4)	33%
Total Revenues	$1,361.9	$1,211.2	12%	$4,529.0	$4,362.2	4%

Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments.

Select Operating Metrics
(Unaudited)

	Three Months Ended June 30,			Fiscal Year Ended June 30,
In millions	2020	2019	% Change	2020	2019	% Change

Closed Sales	$111.8	$72.1	55%	$238.9	$233.3	2%

Record Growth[1]
Equity proxy	11%	6%		10%	6%
Mutual fund interims	2%	5%		2%	9%

Internal Trade Growth[2]
Equity	27%	—		8%	6%
Fixed Income	5%	9%		12%	5%
Amounts may not sum due to rounding.

[1] Stock record growth and interim record growth measure the estimated annual change in total positions eligible for equity proxy materials and mutual fund & ETF interim communications, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[2] Internal trade growth represents the estimate change in trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$298.8	$240.8	$624.9	$652.7
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	32.0	23.1	122.9	87.4
Acquisition and Integration Costs	3.5	3.2	12.5	6.4
IBM Private Cloud Charges	(1.6)	—	32.0	—
Covid-19 Related Expenses	2.4	—	2.4	—
Adjusted Operating income (Non-GAAP)	$335.2	$267.1	$794.8	$746.5
Operating income margin (GAAP)	21.9%	19.9%	13.8%	15.0%
Adjusted Operating income margin (Non-GAAP)	24.6%	22.1%	17.5%	17.1%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$229.7	$183.2	$462.5	$482.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	32.0	23.1	122.9	87.4
Acquisition and Integration Costs	3.5	3.2	12.5	6.4
IBM Private Cloud Charges	(1.6)	—	32.0	—
Covid-19 Related Expenses	2.4	—	2.4	—
Gain on Sale of a Joint Venture Investment	(6.5)	—	(6.5)	—
Taxable adjustments	29.9	26.3	163.4	93.8
Tax impact of adjustments (a)	(8.4)	(6.7)	(37.4)	(22.3)
Adjusted Net earnings (Non-GAAP)	$251.2	$202.9	$588.5	$553.6

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$1.97	$1.55	$3.95	$4.06
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.27	0.20	1.05	0.74
Acquisition and Integration Costs	0.03	0.03	0.11	0.05
IBM Private Cloud Charges	(0.01)	—	0.27	—
Covid-19 Related Expenses	0.02	—	0.02	—
Gain on Sale of a Joint Venture Investment	(0.06)	—	(0.06)	—
Taxable adjustments	0.26	0.22	1.40	0.79
Tax impact of adjustments (a)	(0.07)	(0.06)	(0.32)	(0.19)
Adjusted earnings per share (Non-GAAP)	$2.15	$1.72	$5.03	$4.66

(a) Calculated using the GAAP effective tax rate, adjusted to exclude $5.8 million and $15.6 million of excess tax benefits associated with stock-based compensation for the three months and fiscal year ended June 30, 2020, and $10.1 million and $19.3 million of excess tax benefits associated with stock-based compensation for the three months and fiscal year ended June 30, 2019. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Fiscal Year
	2020	2019
Reconciliation of Free Cash Flow
Net cash flows provided by operating activities (GAAP)	$598.2	$617.0
Capital expenditures and Software purchases and capitalized internal use software	(98.7)	(72.6)
Free cash flow (Non-GAAP)	$499.5	$544.4

Amounts may not sum due to rounding.

Fiscal Year 2021 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY21 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share - GAAP	10 - 18% growth
Adjusted earnings per share - Non-GAAP	4 - 10% growth

FY21 Adjusted Operating Income Margin (b)
Operating income margin % - GAAP	Increase of ~180 bps
Adjusted Operating income margin % - Non-GAAP	Increase of ~100 bps

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding. Fiscal year 2021 Non-GAAP Adjusted earnings per share guidance estimates exclude, net of taxes, approximately $0.87 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs. Fiscal year 2021 Non-GAAP Adjusted Operating income margin guidance estimates exclude, net of taxes, approximately $133 million.